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For Immediate Release                                               EXHIBIT 99.2


        Patterson Dental Issues Correction to June 13 Stock Split Release

         Payable Date To Be July 21, Not July 14 As Previously Reported

June 14, 2000--St. Paul, MN--Patterson Dental Company (Nasdaq NMS: PDCO) today reported that it incorrectly reported the payable date for the two-for-one stock split it declared on June 13.

The payable date for the stock split, which will be effected as a 100% stock dividend, is July 21, 2000, not July 14 as previously reported. The record date of June 30, 2000 remains unchanged.

Patterson Dental Company is one of the largest distributors of dental products in North America. The Company, which functions as a full-service, value-added supplier to dentists, dental laboratories, institutions, physicians and other healthcare providers, provides: consumable supplies (including x-ray film, restorative materials, hand instruments and sterilization products); advanced technology dental equipment; practice management software; office forms and stationery; and equipment and related dental services. Patterson Dental markets its products and services through more than 1,000 sales representatives and equipment specialists in the United States and Canada.

                                      # # #

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and May be affected by risks and uncertainties which are inherent in the Company's business and beyond the ability of the Company to control. Such risks and uncertainties could cause actual results to differ materially from those anticipated. Accordingly, these forward-looking statements are qualified in their entirety by the cautionary language contained in the Company's filings with the Securities and Exchange Commission.

For additional information contact:
-----------------------------------
R. Stephen Armstrong
Executive Vice President & CFO
651-686-1600

Richard G. Cinquina
Equity Market Partners
612-338-0810

For further information on Patterson Dental, visit our web site at www.pattersondental.com.